UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2008 (December 8, 2008)

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

451 Florida Street, Baton Rouge, Louisiana	70801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code

(225) 388-7400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2008, the Board of Directors of Albemarle Corporation (the “Company”) elected J.W. Nokes to serve as a Director of the Company, effective as of January 1, 2009. The Board of Directors did not appoint Mr. Nokes to serve on any board committees at the time of Mr. Nokes’ election. The Company will provide information regarding any committee appointments, if any, within four business days after the information is determined or becomes available. The press release announcing Mr. Nokes’ appointment as a Director of the Company was issued on December 10, 2008 by the Company and is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2008, the Board of Directors of the Company approved amendments to Article II of the Company’s Bylaws to increase the size of the Board of Directors to 10 directors, effective as of January 1, 2009. The Company’s Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of the Company, effective as of January 1, 2009

99.1	Press release, dated December 10, 2008, issued by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2008

ALBEMARLE CORPORATION

By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Assistant General Counsel and
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amended and Restated Bylaws of the Company, effective as of January 1, 2009

99.1	Press release, dated December 10, 2008, issued by the Company